EXHIBIT 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY ANNOUNCES CLOSING OF WYOMING OIL PROPERTY DIVESTITURE

DENVER, February 18, 2010 – St. Mary Land & Exploration Company (NYSE: SM) today announces that it has closed the previously announced divestiture of non-core properties in Wyoming to Legacy Reserves Operating LP, a wholly-owned subsidiary of Legacy Reserves LP (NASDAQ:LGCY). The cash received, before commission costs, at closing was $118.7 million which reflects customary closing adjustments to account for activity between the effective and closing dates.  The transaction had an effective date of November 1, 2009.

St. Mary intends to use the proceeds to pay down outstanding bank borrowings under its revolving credit facility.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS
This release contains forward looking statements within the meaning of securities laws, including forecasts and projections. The word “intend” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause
St. Mary’s actual results to differ materially from results expressed or implied by the forward looking statements. These risks are discussed in the “Risk Factors” section of St. Mary’s 2008 Annual Report on Form 10-K and subsequent quarterly reports filed on Form 10-Q. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY
St. Mary Land & Exploration Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil.
St. Mary routinely posts important information about the Company on its website. For more information about St. Mary, please visit its website at stmaryland.com.